UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring plans and elimination of obligations

The Company is continuing an effort to restructure its obligations including all debts, notes, accounts payable and certain of its previously issued preferred shares.

This is an update from the information contained in a Form 8-K Filing dated October 24, 2024. The link for the filing is here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0000802257/000118518524001041/mitesco20241024_8k.htm.

Since September 28, 2024, the Company has entered into Obligation Exchange Agreements pursuant to which it has now converted over $10 million of its obligations, including accounts payable, notes and certain of its previously issued preferred shares, into restricted common stock using a price per share of $4.00, resulting in the aggregate issuance of roughly 2.5 million shares of restricted common stock. Further, as of November 12, 2024, the Company has begun processing six (6) Share Exchange Agreements for the cancellation of $13.5 million of its Series D and Series F Preferred shares in exchange for an estimated 535,000 shares of its newly created Series A Amortizing Convertible Preferred Stock (the “Series A Shares” or “Series A Preferred Stock”), whose stated value is $25.00 per share.

As disclosed previously, the Series A Shares may be converted into shares of common stock by dividing the stated value by $4.00 (the “Conversion Price”). The Series A Shares may be converted at the option of the holder at any time, or mandatorily by the Company if certain conditions set forth in the certificate of designation (filed previously) are met. As stipulated in the certificate of designation, unless converted, shares of Series A Preferred Stock will be redeemed by the Company, using common stock, or cash, 1/36th of the remaining amounts monthly beginning in January 2025. The cash redemption shall be at 105% of the original price of the Series A Preferred Stock (as adjusted) and common stock redemption shall be at a 10% discount to the average of the five lowest closing prices over a 30 trading day period.  The Company intends to accrue the redemption shares monthly and issue any shares to be used thereunder quarterly to reduce its expense.

As a result of its terms, timeframe and other factors including regulatory and market factors outside of the control of the Company, the risk to the holders of Series A Preferred Stock is deemed to be significant, and as such its issuance is limited to only accredited institutional entities.

Following the exchange transactions noted above, as of the date of this filing, there currently remain outstanding nine (9) historical senior securities and notes that remain un-exchanged for common stock, and eight (8) of those are held by former officers, directors and related parties of the Company. These former insider holdings includes: (i) a single issuance of its Series D Preferred shares whose value at September 30, 2024 was approximately $30,000; (ii) three (3) issuances of its or Series F Preferred shares whose value at September 30, 2024 was approximately $2.1 million; and (iii) five (5) promissory notes whose aggregate value is around $350,000. The Company continues to negotiate restructuring of these instruments with the respective holders.

Furthermore, all participants in its restructuring activities have agreed to the cancelation of their warrants.

Lastly, the Company has agreed to use its commercially reasonable efforts to file a registration statement to register the resale of common stock issued in exchange for its obligations and the shares which may be issued in the conversion or redemption of Series A Preferred stock, within 120 days from the date of execution of the agreements. Further, the Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective as promptly as practicable following the filing of the same. There can be no assurance that the regulatory process will be completed timely, or that the shares will ultimately become registered. Nor can there be any assurance that there will be a market for the common stock of price or volume sufficient to meet the needs of the holders for liquidity in the markets.

The Company expects to recognize a substantial gain upon extinguishment of the outstanding debt described in this Form 8-K (accounts payable and promissory notes) upon its conversion into common stock, which treatment will be subject to final review by our auditors.

A copy of the forms of the Obligation Exchange Agreement and Share Exchange Agreement is filed as Exhibit 10.1 and 10.2 respectively to this Current Report on Form 8-K and a letter that accompanied the exchange agreements as Exhibit 99.1, each incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure made under Item 1.01 and Item 5.02 in this Form 8-K is incorporated herein by reference.  In connection with the debt restructuring, the Company completed the issuance of shares of common stock to a combination of accredited and non-accredited investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of compensation to directors, the Company relied on Regulation D/section 4(a)(2) of the Securities Act to issue shares of common and preferred stock.

Item 5.01	Changes in Control of Registrant

A number of holders of the Company’s 10% Series X Cumulative Redeemable Perpetual Preferred Stock (the “Series X Preferred Stock”) have opted to exchange their shares for common stock in the restructuring noted above, and as disclosed below, the Company has previously issued shares of Series X Preferred Stock to some of its directors. As a result, the composition of our holders of Series X Preferred stock has changed and has been reduced to four (4) persons, as shown in the table below.

As of the date of this filing, the Company has 19,703 shares of its outstanding. The Series X Preferred Stock has a par value of $0.01 per share, no stated maturity, a liquidation preference of $25.00 per share, and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company decides to redeem or otherwise repurchase the Series X Preferred Stock. The Series X Preferred Stock will rank senior to all classes of the Company’s common and preferred stock and accrues dividends at the rate of 10% on $25.00 per share.  Each one share of the Series X Preferred Stock is entitled to 400 votes on all matters submitted to a vote of our shareholders. The dividends, if paid in restricted common stock instead of cash, use the closing price on the 15th of the month in determining the number of shares to be issued.

Name	NUMBER OF SERIES X PREFERRED SHARES	VOTES AT 400 EACH	ADD COMMON SHARES OWNED	TOTAL VOTING	% OF TOTAL SHARE VOTES
MACK LEATH (1)	2,400	960,000	275,873	1,235,873	7.16%
JORDAN BALENCIC (1)	2,400	960,000	257,422	1,217,411	7.05%
JOHN MITCHELL (1)	2,400	960,000	298,790	1,258,790	7.29%
ANGLO IRISH MANAGEMENT LLC	12,503	5,001,200	157,795	5,158,995	29.88%
Total	19,703	7,881,200		8,871,069	51.38%

(1) Director since December 2023

Item 5.02	Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024 the Company issued 150,000 shares of restricted stock to each of the members of the Board of Directors in consideration of their contribution to the operations of the Company, over and above their activities on the Board, during the second half of 2024. Each of the two (2) disinterested members of the Board approved the issuance for the third director. A charge of $.34 per share, $51,000 for each director, or $153,000 in total, will be taken in the 4th quarter of 2024 related to this issuance.

This brings the total compensation for each Director for FY2024 to $136,000, consisting of a) an annual stipend of $60,000 paid in the form of the issuance of 2,400 shares of Series X Preferred shares, and b) 250,000 shares of restricted common stock issued for services and performance outside of their Board responsibilities in two (2) separate issuances, one for the first half of FY2024 of 100,000 shares, and a second for the last half of FY2024 of 150,000 shares.

Item 8.01	Other Events.

Restructuring Plans

The Company is in discussions with various of its institutional investors regarding its restructuring plans and expects to make further progress over the next few weeks and months. The goal is to have substantially all of its payables, notes and other obligations extinguished by the end of the fiscal year, December 31, 2024. While it has received positive and supportive feedback from those with whom it has discussed the plans, there can be no assurance that the restructuring will be successful, or that the current business activities will grow to a level that can support the costs associated with being a public company.

Series X Preferred Stock Dividend Issuance

The Company issued 4,417 shares of restricted common stock in consideration of dividend payments for October 2024. The closing price per share as of the 15th of October, the prescribed date for the payment of Series X Preferred stock dividends was $.57 per share. Each of the Directors holds a certain number of Series X Preferred shares as noted below. Further, as of November 16, 2024 it has issued a total of 7,463 shares of restricted common stock in consideration of the payment of the Series X dividends for the November 2024 period based on a closing price of $.55 on November 15, 2024.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of obligation exchange agreement for restricted common stock
10.2	Form of share exchange agreement for Series A Convertible Preferred stock
99.1	Form of letter accompanying the obligation exchange agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO